UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	38-2730780 (I.R.S. Employer Identification No.)

27777 Franklin Road, Suite 200 Southfield, Michigan (Address of principal executive offices)	48034 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered: 7.125% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	Name of each exchange on which each class is to be registered: The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-181315 (if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 7.125% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Sun Communities, Inc., a Maryland corporation (the “Company”), is contained under the caption “Description of the Series A Preferred Shares” in the Company's prospectus supplement dated November 6, 2012, and under the captions “Description of Preferred Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the Company's prospectus dated May 10, 2012, each as filed with the Securities and Exchange Commission (the “SEC”) under Rule 424(b) on November 7, 2012, as a form of prospectus used after the effectiveness of the Company's Registration Statement on Form S-3 (File No. 333-181315), filed with the SEC on May 10, 2012, covering the offer and sale of shares of the class of securities to be registered hereby which descriptions are incorporated herein by reference. The exhibits to this registration statement are listed in Item 2 and are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description	Method of Filing
3.1	Amended and Restated Articles of Incorporation of Sun Communities, Inc. dated November 8, 1993	(1)
3.2	Articles of Amendment dated June 13, 1997	(2)
3.3	Articles Supplementary dated October 16, 2006	(3)
3.4	Articles Supplementary of Board of Directors Classifying and Designating a Series of Preferred Stock as Junior Participating Preferred Stock and Fixing Distribution and Other Preferences and Rights of Such Series dated June 2, 1998	(4)
3.5	Articles Supplementary designating 7.125% Series A Cumulative Redeemable Preferred Stock dated November 9, 2012	(2)
3.6	First Amended and Restated Bylaws of Sun Communities, Inc.	(5)
4.1	Form of certificate evidencing common stock	(2)
4.2	Form of certificate evidencing 7.125% Series A Cumulative Redeemable Preferred Stock	(2)
4.2	Rights Agreement, dated as of June 2, 2008, between Sun Communities, Inc. and Computershare Trust Company, N.A., as Rights Agent	(4)
4.3	Registration Rights Agreement dated June 23, 2011 among Sun Communities, Inc., and the holders of Series A-1 Preferred Units that are parties thereto	(6)

(1)	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form S-11, File No. 033‑69340

(2)	Filed herewith

(3)	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed October 19, 2006

(4)	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A filed June 3, 2008

(5)	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8‑K filed May 6, 2009

(6)	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8‑K filed June 29, 2011

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    November 9, 2012

SUN COMMUNITIES, INC.,
a Maryland corporation

By:    /s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President,
Chief Financial Officer, Secretary and
Principal Accounting Officer

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